Report of Independent Accountants


The Board of Trustees and Shareholders of
The Florida TaxFree Funds

In our opinion, the accompanying statements of assets and liabilities, including the statements of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of The Florida TaxFree
Money Market Fund and The Florida TaxFree ShortTerm
Fund (constituting The Hough Group of Funds, hereafter referred to as the "Fund") at April 30, 2002, the results of each of their operations for the year then ended, the changes in each of their net assets for each of the two years then ended and the financial highlights for each of the four years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights
 (hereafter referred to as "financial statements") are the responsibility of the Fund's management;
our responsibility is to express an opinion on
 these financial statements based on our audits.
We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at April 30, 2002 by correspondence with the custodian and broker, provide a reasonable basis for our opinion. The financial highlights for the year in the period ended April 30, 1999 were audited by other independent accountants whose
 report dated May 27, 1999 expressed an
unqualified opinion on those financial statements.



PricewaterhouseCoopers LLP
New York, New York
June 4, 2003

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